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                                                                    EXHIBIT 23.4

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED


February 21, 1996


INDSPEC Holding Corporation
411 Seventh Avenue, Suite 300
Pittsburgh, PA 15219

Dear Sirs:


     We hereby consent to the inclusion of the Registration Statement (No. 33-65129) on Form S-4 of Occidental Petroleum Corporation ("Occidental"), relating to the proposed transaction involving INDSPEC Holding Corporation, Roundtable Corp., a newly formed Delaware corporation, and Occidental, of our opinion letter appearing as Annex VIII to the Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references to our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED


                                          By: CANDICE E. KOEDERITZ


                                             -----------------------------------

                                             Candice E. Koederitz

                                             Managing Director